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                                                                     EXHIBIT 3.3

                                     BY-LAWS
                                       OF
                                  TELERGY, INC.

I        OFFICES

              Telergy, Inc. (hereinafter the "Corporation") may have offices and places of business at such places, within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

II       MEETINGS OF STOCKHOLDERS

           A. Place of Meetings.

              All meetings of the stockholders for the election of directors shall be held at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver thereof.

           B. Annual Meeting.

              Annual meetings of stockholders commencing with the year 2000 shall be held on the date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver thereof.

           C. Special Meetings.

              Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chief Executive Officer, President, Executive Vice President or a majority of the Board of Directors and shall be called by the Chief Executive Officer, President or Secretary at the request in writing of stockholders owning not less than a majority of the issued and outstanding Class C Common Stock of the Corporation. Such request shall state the purpose or purposes of the proposed meeting.

           D. Notice.

              Written notice of each meeting of stockholders shall be given in the manner prescribed in Article IV of these By-Laws which shall state the place, date and hour of the meeting and, in the case of a special meeting, shall state the purpose or purposes for which the meeting is called. Such notice shall be given to each stockholder of record entitled to vote at the meeting not less than ten (10) nor more
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than sixty (60) days prior to the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the corporation.

      E. Business.

              Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice.

      F. Quorum and Adjournment.

              Except as otherwise provided by statute or the Certificate of Incorporation, the holders of a majority of the shares of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at each meeting of stockholders. If a quorum shall not be present at the time fixed for any meeting, the stockholders present, in person or by proxy, and entitled to vote thereat shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      G. Voting.

              Except as otherwise provided by law or by the Certificate of Incorporation each stockholder of record of any class or series of the capital stock of the Corporation shall be entitled at each meeting of stockholders to such number of votes, for each share of capital stock as may be fixed in the Certificate of Incorporation or in the resolution or resolutions adopted by the Board providing for the issuance of such stock. If the Certificate of Incorporation provides for more or less than one vote for any share, on any matter, every reference in these By-Laws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

      H. Vote Required.

              When a quorum is present at any meeting, in all matters other than the election of directors, the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the subject matter shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the
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election of directors.

        I.    Voting Lists.

              The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

        J.    Proxy.

              Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

              A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

        K.    Consents.

              Any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Where corporate action is taken in such manner by less than unanimous written consent, prompt written notice of the taking of such action shall be given to all stockholders who have not consented in writing thereto.
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              Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by statute to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

III      DIRECTORS

        A.    Board of Directors.

              The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things, except as provided in the Certificate of Incorporation.

        B.    Number; Election and Tenure.

              The number of directors which shall constitute the whole Board shall be determined from time to time by resolution adopted by the affirmative vote of a majority of all directors of the Corporation then holding office at any special or regular meeting. Any such resolution increasing or decreasing the number of directors shall have the effect of creating or eliminating a vacancy or vacancies as the case may be, provided that no such resolution shall reduce the number of directors below the number then holding office. The directors shall be elected by a plurality of the votes cast at annual meetings of the stockholders, except as provided in Section 3.3 of this Article, and each director elected shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.

        C.    Vacancies.

              Vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, or until his or her earlier resignation or removal. If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or the By-Laws or may apply to the Court of Chancery for a decree summarily ordering an election as provided by statute.
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        D.    Meetings.

              The Board of Directors of the Corporation may hold its meetings, and have an office or offices, within or without the State of Delaware.

        E.    First Meeting.

              The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

        F.    Notice.

              Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board. A special meeting of the Board may be called by the Chief Executive Officer, President or any Vice President and a special meeting shall be called by the Chief Executive Officer or the President on the written request of two directors. Notice of each special meeting of the Board of Directors, specifying the place, day and hour of the meeting, shall be given in the manner prescribed in Article IV of these By-Laws and in this Section 3.6, either personally or by mail, by courier, telex or telegram to each director, at the address or the telex number supplied by the director to the Corporation for the purpose of notice, at least 48 hours before the time set for the meeting. Neither the business to be transacted at, nor the purpose of any meeting of the Board, need be specified in the notice of the meeting.

        G.    Quorum and Voting.

              Except as may be otherwise specifically provided by statute or by the Certificate of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of the majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

              Members of the Board or members of any committee designated by the Board may participate in meetings of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at such meeting.


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           H. Consents.

              Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

           I. Committees.

              The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent permitted by law and provided in the resolution, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

           J. Committee Rules.

              Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for conducting its business. In the absence of a provision by the Board or a provision in the rules of a committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to this Article III of these By-Laws.

           K. Committee Minutes.

              Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

           L. Compensation of Directors.

              The directors as such, and as members of any standing or special committee, may receive such compensation for their services as may be fixed from time to time by resolution of the Board. Nothing herein contained shall be construed to
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preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

              The directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. Members of special or standing committees may be allowed like compensation for attending committee meetings.

           M. Removal of Directors.

              Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

           N. Meetings by Conference Telephone, Etc.

              Any one or more members of the Board, or of any committee thereof, may participate in a meeting of the Board, or of such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

IV       NOTICES

           A. Form of Notice.

              Whenever, under the provisions of the Delaware General Corporation Law or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by first class or express mail, addressed to such director or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail, except that, in the case of directors, notice sent by first class mail shall be deemed to have been given forty-eight hours after being deposited in the United States mail. Whenever, under these By-Laws, notice may be given by telegraph, courier or telex, notice shall be deemed to have been given when deposited with a telegraph office or courier service for delivery or, in the case of telex, when dispatched.

           B. Waiver of Notice.

              Whenever notice is required to be given under any provisions of the Delaware General Corporation Law or the Certificate of Incorporation or these By-Laws, a written waiver, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when
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the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or the By-Laws.

V.       OFFICERS

         A.   Selection of Officers.

              The officers of the Corporation shall be chosen by the directors and shall consist of a Chief Executive Officer, President, Executive Vice-President, Secretary, and Treasurer and it may, if it so determines, elect from among its members a Chairman of the Board and one or more Vice Chairmen of the Board. The Board of Directors may also choose a General Counsel, a Chief Financial Officer, a Chief Operating Officer, a Chief Information Officer, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as the Board may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide. A failure to elect officers shall not dissolve or otherwise affect the Corporation.

         B.   Term of Office, Removal and Vacancies.

              Each officer of the Corporation shall hold his or her office until his or her successor is elected and qualifies or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring by death, resignation, removal or otherwise, in any office of the Corporation, shall be filled by the Board of Directors.

         C.   Compensation.

              The salaries of the officers of the Corporation may be fixed by the Board of Directors or a duly constituted committee thereof.


         D.   Chairman of the Board.

              The Chairman of the Board shall preside at all meetings of the Board of Directors at which he or she is present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board. If the Chairman or any Vice-Chairman is not available to preside over a meeting of the Board, a director
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chosen by a majority of the directors present shall preside over the meeting.

         E.   The Chief Executive Officer.

              The Chief Executive Office shall be the senior officer of the Corporation and, subject to the control of the Board of Directors, shall have general and active management and control of the business and affairs of the Corporation and over its several officers, and shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer shall have the power to call special meetings of stockholders and call special meetings of the Board and shall preside over meetings of the stockholders of the Corporation.

         F.   The President.

              The President shall have the power to call special meetings of the Board. If the Chief Executive Officer is not present at a meeting of the stockholders, the President shall preside, and if the President is not present at such meeting, a director or officer chosen by a majority of the directors present shall preside over the meeting. The President shall exercise supervision over the business of the Corporation and over its several officers, subject to the oversight of the Chief Executive Officer.

         G.   Vice President.

              Each Vice President, if any, shall perform such duties as shall be assigned by the Board of Directors, the Chief Executive Officer or President, and, in the absence or disability of the President, the most senior in rank of the Vice Presidents shall perform the duties of the President.

         H.   Secretary.

              The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform the same duties for any committee of the Board when so requested by such committee. He or she shall give, or cause to be given, notice of all meetings of stockholders and of the Board, shall perform such other duties as may be prescribed by the Board or the Chief Executive Officer and shall act under the supervision of the Chief Executive Officer. He or she shall keep in safe custody the seal of the Corporation and affix the same to any instrument that requires that the seal be affixed to it and which shall have been duly authorized for signature in the name of the Corporation and, when so affixed, the seal shall be attested by his or her signature or by the signature of the Treasurer of the Corporation or an Assistant Secretary or Assistant Treasurer of the Corporation. He or she shall keep in safe custody the certificate books and stockholder records and such other books and records of the Corporation as the Board or the Chief Executive Officer may direct and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned by the Board or the Chief Executive Officer.
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           I. Assistant Secretary.

              Assistant Secretaries of the Corporation, if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Secretary and perform such other duties as the Board or the Secretary shall prescribe, and, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.

           J. Chief Operating Officer.

              The Chief Operating Officer shall have primary responsibility for the management and supervision of the day-to-day operations of the business of the Corporation, subject to the direction of the Chief Executive Officer, and shall perform such other duties as from time to time may be assigned by the Chief Executive Officer.

           K. Chief Information Officer.

              The Chief Information Officer shall have primary responsibility for corporate communications with shareholders and the general public, and shall perform such other duties as from time to time may be assigned by the Chief Executive Officer.

           L. General Counsel.

              The General Counsel shall be the chief legal officer of the Corporation and shall have primary responsibility for the supervision of all legal and regulatory matters involving the Corporation, and shall perform such other duties as from time to time may be assigned by the Chief Executive Officer.

           M. Chief Financial Officer.

              The Chief Financial Officer shall exercise supervision over all of the financial affairs of the Corporation, and shall perform such other duties as from time to time may be assigned by the Chief Executive Officer.

           N. The Treasurer.

              The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit such funds in such banks or other depositories as the Board, or any officer or officers, or any officer and agent jointly, duly authorized by the Board, shall, from time to time, direct or approve. He or she shall disburse the funds of the Corporation under the direction of the Board and the Chief Executive Officer. He or she shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of his or her accounts whenever the Board or the Chief Executive Officer shall so request. He or she shall perform all other necessary actions and duties in connection with the administration of the financial
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affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. When required by the Board, he or she shall give bonds for the faithful discharge of his or her duties in such sums and with such sureties as the Board shall approve.

           O. Assistant Treasurers.

              Assistant Treasurers of the Corporation, if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Treasurer and perform such other duties as the Board or the Treasurer shall prescribe, and, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.

           P. Other Officers.

              The Board or the Chief Executive Officer may appoint such other officers and assistant officers and agents as it or he or she shall deem necessary, who shall hold their offices for such terms and shall have authority and exercise such powers and perform such duties as shall be determined from time to time by the Board, by resolution not inconsistent with these By-Laws, or by the Chief Executive Officer.

VI       CERTIFICATES OF STOCK AND TRANSFERS

           A. Certificates of Stock; Uncertificated Shares.

              The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chief Executive Officer, President, the Executive Vice President or any Vice President, and countersigned by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer, representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

           B. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificate or Uncertificated Shares.

              The Board of Directors may issue a new certificate of stock or
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uncertificated shares in place of any certificate therefore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative to give the Corporation or its transfer agent a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

           C. Record Date.

              In order that the Corporation may determine the stockholders entitled to notice of, or to vote at, any meeting of stockholders or at any adjournment thereof in respect of which a new record date is not fixed, or to consent to corporate action without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than ten (10) days after the date on which the date fixing the record date for the consent of stockholders without a meeting is adopted by the Board of Directors, nor more than sixty (60) days prior to any other such action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

           D. Registered Stockholders.

              The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as of any record date fixed or determined pursuant to Section 6.3 of this Article as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, regardless of whether it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

           E. Regulations.

              The Board may make such rules and regulations as it may deem expedient, not inconsistent with the Certificate of Incorporation or these Bylaws, concerning the issue, transfer and registration of certificates evidencing stock of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures (or a facsimile or facsimiles thereof) of any of them. The Board may at any time terminate the employment of any transfer agent or any registrar of transfers. In case any officer, transfer agent or registrar who has signed
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or whose facsimile signature has been placed upon a certificate shall cease to be such officer, transfer agent or registrar, whether because of death, resignation, removal or otherwise before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed or whose facsimile signature has been placed upon such certificate or certificates had not ceased to be such officer, transfer agent or registrar.

           F. Transfer of Stock.

              (a) The transfer of shares of stock and the certificates evidencing such shares of stock of the Corporation shall be governed by Article 8 of Subtitle I of Title 6 of the Delaware Code (the Uniform Commercial Code), as amended from time to time.

              (b) Registration of transfers of shares of stock of the Corporation shall be made only on the books of the Corporation upon request of the registered holder thereof, or of his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and upon the surrender of the certificate or certificates evidencing such shares properly endorsed or accompanied by a stock power duly executed.

VII      GENERAL PROVISIONS

           A. Dividends.

              Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock, subject to the provisions of the Certificate of Incorporation.

           B. Liability of Directors as to Dividends or Stock Redemption.

              A member of the board of directors, or a member of any committee designated by the board of directors, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation's stock might properly be purchased or redeemed.

           C. Reserve for Dividends.
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              Before declaring any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         D.   Signing Checks, Notes, etc.

              All checks or other orders for the payment of money and all notes or other instruments evidencing indebtedness of the Corporation shall be signed on its behalf by such officer or officers or such other person or persons as the Board of Directors may from time to time designate, or, if not so designated, by the Chief Executive Officer, the President, the Secretary, the Treasurer or any Vice President or Assistant Treasurer of the Company.

        E.    Fiscal Year.

              The fiscal year of the Corporation shall be fixed, and shall be subject to change from time to time by the Board of Directors.

        F.    Seal.

              The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

        G.    Voting of Securities of Other Corporations.

              In the event that the Corporation shall, at any time or from time to time, own and have power to vote any securities (including but not limited to shares of stock or partnership interests) of any other issuer, they shall be voted by such person or persons, to such extent and in such manner, as may be determined by the Board of Directors or, if not so determined, by any duly elected officer of the Corporation.

VIII    INDEMNIFICATION

        A.    Indemnification.

              (a) General. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

              (b) Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

              (c) Successful Defense. To the extent that a present or former director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subjection's (a) and (b) above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

              (d) Proceedings Initiated by any Person. Notwithstanding anything to the contrary contained in subsections (a) or (b) above, except for proceeds to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any person in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized in advance, or unanimously consented to, by the Board.

              (e) Procedure. Any indemnification under subsections (a) and (b) above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (a) and (b) above. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination (i) by a majority vote of a quorum of the directors who are not parties to such action, suit or proceeding, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct by independent legal counsel in a written opinion, or (iv) by the stockholders of the Corporation.

              (f) Advancement of Expenses. Expenses (including attorneys' fees) incurred by a director or an officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking in form and substance satisfactory to the Corporation by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation pursuant to this Article VIII. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

              (g) Rights Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this
Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

              (h) Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of the State of Delaware.

              (i) Definition of "Corporation". For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, it its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation of its separate existence had continued.

              (j) Certain Other Definitions. For purposes of this Article VIII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation," as referred to in this Article VIII.

              (k) Continuation of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

              (l) Repeal or Modification. Any repeal or modification of this
Article VIII by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to advancement of expenses that any person may have at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

              (m) Action Against Corporation. Notwithstanding any provisions of this Article VIII to the contrary, no person shall be entitled to indemnification or advancement of expenses under this Article VIII with respect to any action, suit or proceeding, or any claim therein, brought or made by him or her against the Corporation.

              Except as otherwise provided below, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding") and whether or not by or in the right of the Corporation or otherwise, by reason of the fact that he or she or she, or a person of whom he or she or she is the heir, executor or administrator, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as director or officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or trustee, or in any other capacity while serving as a director or officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by law, as the same exist or may hereinafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than are permitted the corporation to provide prior to such amendment), against all reasonable expenses, including attorneys' fees, and any liability and loss, including judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement, incurred or paid by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer or trustee; provided, however, that except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of the final disposition thereof; provided, however, that to the extent required by the law, the payment of such expenses incurred by an officer or director in advance of the final disposition of a proceeding shall be made only upon receipt of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that he or she or she is not entitled to be indemnified under this section or otherwise. The right to indemnification and advancement of expenses provided herein shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

IX       AMENDMENTS

              These By-Laws may be altered, amended or repealed, and new By-Laws may be adopted, by the stockholders, or by the Board of Directors when such power is conferred upon the Board of Directors by the Certificate of Incorporation.